                                                                    EXHIBIT 10.2


                                   $25,000,000


                                CREDIT AGREEMENT


                                   dated as of


                                 March 26, 2002


                                     between


                              HANCOCK FABRICS, INC.


                                       and


                                 SOUTHTRUST BANK

                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS............................................................................................1

SECTION 1.01.  Definitions........................................................................................1
SECTION 1.02.  Accounting Terms and Determinations...............................................................11
SECTION 1.03.  Use of Defined Terms..............................................................................11
SECTION 1.04.  Terminology.......................................................................................11
SECTION 1.05.  References........................................................................................12

ARTICLE II  THE CREDITS..........................................................................................12

SECTION 2.01.  Commitment to Make Syndicated Loans...............................................................12
SECTION 2.02.  Method of Borrowing Syndicated Loans..............................................................12
SECTION 2.03.  Money Market Loans................................................................................13
SECTION 2.04.  Notes.............................................................................................15
SECTION 2.05.  Maturity of Loans.................................................................................15
SECTION 2.06.  Interest Rates....................................................................................16
SECTION 2.07.  Fees..............................................................................................18
SECTION 2.08.  Optional Termination or Reduction of Commitment...................................................19
SECTION 2.09.  Mandatory Termination of Commitment...............................................................19
SECTION 2.10.  Optional Prepayments..............................................................................19
SECTION 2.11.  Mandatory Prepayments.............................................................................19
SECTION 2.12.  General Provisions as to Payments.................................................................19
SECTION 2.13.  Computation of Interest and Fees..................................................................20

ARTICLE III  CONDITIONS TO BORROWINGS............................................................................21

SECTION 3.01.  Conditions to First Borrowing.....................................................................21
SECTION 3.02.  Conditions to All Borrowings......................................................................21

ARTICLE IV  REPRESENTATIONS AND WARRANTIES.......................................................................22

SECTION 4.01.  Corporate Existence and Power.....................................................................22
SECTION 4.02.  Corporate and Governmental Authorization; No Contravention........................................22
SECTION 4.03.  Binding Effect....................................................................................22
SECTION 4.04.  Financial Information.............................................................................22
SECTION 4.05.  Litigation........................................................................................23
SECTION 4.06.  Compliance with ERISA.............................................................................23
SECTION 4.07.  Taxes.............................................................................................23
SECTION 4.08.  Subsidiaries......................................................................................23
SECTION 4.09.  Not an Investment Company.........................................................................23
SECTION 4.10   Public Utility Holding Company Act................................................................23
SECTION 4.11.  Ownership of Property; Liens......................................................................23
SECTION 4.12.  No Default........................................................................................23
SECTION 4.13.  Full Disclosure...................................................................................24
SECTION 4.14.  Environmental  Matters............................................................................24
SECTION 4.15.  Compliance with Laws..............................................................................24

SECTION 4.16.  Capital Stock.....................................................................................24
SECTION 4.17.  Margin Stock......................................................................................24
SECTION 4.18.  Insolvency........................................................................................24
SECTION 4.19.  Insurance.........................................................................................25

ARTICLE V  COVENANTS.............................................................................................25

SECTION 5.01.  Information.......................................................................................25
SECTION 5.02.  Inspection of Property, Books and Records.........................................................26
SECTION 5.03.  Ratio of Consolidated Debt to Consolidated EBITDA.................................................26
SECTION 5.04.  Minimum Consolidated Net Worth....................................................................26
SECTION 5.05.  Inventory.........................................................................................26
SECTION 5.06.  Fixed Charges Coverage............................................................................26
SECTION 5.07.  Loans or Advances.................................................................................27
SECTION 5.08.  Investments.......................................................................................27
SECTION 5.09.  Negative Pledge...................................................................................27
SECTION 5.10.  Maintenance of Existence..........................................................................27
SECTION 5.11.  Dissolution.......................................................................................27
SECTION 5.12.  Consolidations, Mergers and Sales of Assets.......................................................27
SECTION 5.13.  Use of Proceeds...................................................................................27
SECTION 5.14.  Compliance with Laws; Payment of Taxes............................................................27
SECTION 5.15.  Insurance.........................................................................................28
SECTION 5.16.  Change in Fiscal Year.............................................................................28
SECTION 5.17.  Maintenance of Property...........................................................................28
SECTION 5.18.  Environmental Notices.............................................................................28
SECTION 5.19.  Environmental Matters.............................................................................28
SECTION 5.20.  Environmental Release.............................................................................28
SECTION 5.21.  Transactions with Affiliates......................................................................28
SECTION 5.22   Union Planters/Bancorp South Loan Documents.......................................................28
SECTION 5.23   Waiver of Amendments of Union Planters/Bancorp South Loan Documents...............................29

ARTICLE VI  DEFAULTS.............................................................................................29

SECTION 6.01.  Events of Default.................................................................................29

ARTICLE VII  CHANGE IN CIRCUMSTANCES; COMPENSATION...............................................................31

SECTION 7.01.  Basis for Determining Interest Rate Inadequate or Unfair..........................................31
SECTION 7.02.  Illegality........................................................................................31
SECTION 7.03.  Increased Cost and Reduced Return.................................................................32
SECTION 7.04.  Base Rate Loans Substituted for Affected Loans....................................................33
SECTION 7.05.  Compensation......................................................................................33

ARTICLE VIII  MISCELLANEOUS......................................................................................34

SECTION 8.01.  Notices...........................................................................................34
SECTION 8.02.  No Waivers........................................................................................34
SECTION 8.03.  Expenses; Documentary Taxes; Indemnification......................................................34
SECTION 8.04.  Setoffs...........................................................................................34
SECTION 8.05.  Amendments and Waivers............................................................................35
SECTION 8.06. [Intentionally Deleted]............................................................................35
SECTION 8.07.  Successors and Assigns............................................................................35
SECTION 8.08.  Confidentiality...................................................................................36
SECTION 8.09.  Representation by Bank............................................................................36
SECTION 8.10.  Survival of Certain Obligations...................................................................36
SECTION 8.11.  Alabama Law.......................................................................................37
SECTION 8.12.  Severability......................................................................................37
SECTION 8.13.  Interest..........................................................................................37
SECTION 8.14.  Interpretation....................................................................................37
SECTION 8.15.  Consent to Jurisdiction...........................................................................37

SECTION 8.16.  Counterparts......................................................................................37

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT dated as of March ___, 2002, between HANCOCK FABRICS, INC. and SOUTHTRUST BANK.

         The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


                  SECTION 1.01. Definitions. The terms as defined in this
Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

                  "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.06(c).

                  "Affiliate" of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii)any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or
(iii)any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

                  "Anniversary Date" shall mean either the First Anniversary Date or the Second Anniversary Date, as the context shall require.

                  "Applicable Facility Fee Rate" has the meaning set forth in
Section 2.07(a).

                  "Applicable Margin" has the meaning set forth in Section 2.06(a).

                  "Assignee" has the meaning set forth in Section 9.07(c).

                  "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.07(c) in the form attached hereto as
Exhibit I.

                  "Authority" has the meaning set forth in Section 8.02.

                  "Average Inventory" means, for any Fiscal Quarter, the sum of
(i) the costs of consolidated inventories of Borrower and its Consolidated Subsidiaries at the beginning of such

Fiscal Quarter and (ii) the costs of Consolidated Inventories of Borrower and its Consolidated Subsidiaries at the end of such Fiscal Quarter, divided by 2

                  "Bank" means SouthTrust Bank, an Alabama banking corporation.

                  "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Base Rate so denominated by and set by Bank from time to time as its base rate, or (ii) one-half of one percent above the Federal Funds Rate for such day. For purposes of determining the Base Rate for any day, changes in the Prime Rate and the Federal Funds Rate shall be effective on the date of each such change.

                  "Base Rate Loan" means a Loan which bears or is to bear interest at a rate based upon the Base Rate.

                  "Borrower" means Hancock Fabrics, Inc., a Delaware corporation, and its successors and permitted assigns.

                  "Borrowing" means a borrowing hereunder consisting of Loans made to Borrower at the same time by Bank pursuant to Article II. A Borrowing is a "Syndicated Borrowing if such Loans are Syndicated Loans or a "Money Market Borrowing" if such Loans are Money Market Loans. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

                  "Capital Stock" means any nonredeemable capital stock of Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than Borrower), whether common or preferred.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. and its implementing regulations and amendments.

                  "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.

                  "Change of Law" shall have the meaning set forth in Section 8.02.

                  "Closing Certificate" has the meaning set forth in Section 3.01(e).

                  "Closing Date" means March ___, 2002.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Commitment" means (i) $25,000,000.00, or (ii) if Bank which enters into an Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections 2.08 and 2.09.

                  "Compliance Certificate" has the meaning set forth in Section 5.01(c).

                  "Consolidated Debt" means at any date the Debt of Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

                  "Consolidated EBITDA" for any period means the sum of (i) Consolidated Net Income, (ii) taxes on income, (iii) Consolidated Interest Expense, (iv) Depreciation, (v) amortization expenses and (vi) LIFO Charges, all determined with respect to Borrower and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP. In determining Consolidated EBITDA for any period, (i) any Consolidated Subsidiary acquired during such period by Borrower or any other Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire period and (ii) any amounts which would be included in a determination of Consolidated EBITDA for such period with respect to assets acquired during such period by Borrower or any Consolidated Subsidiary shall be included in the determination of Consolidated EBITDA for such period and the amount thereof shall be calculated on a pro forma, historical basis as if such assets had been acquired by Borrower or such Consolidated Subsidiary prior to the first day of such period.

                  "Consolidated Fixed Charges" for any period means the sum of
(i) Consolidated Interest Expense for such period, and (ii) all payment obligations of Borrower and its Consolidated Subsidiaries for such period under all operating leases and rental agreements.

                  "Consolidated Interest Expense" for any period means interest, whether expensed or capitalized, in respect of Debt of Borrower or any of its Consolidated Subsidiaries outstanding during such period.

                  "Consolidated Net Income" means, for any period, the Net Income of Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i)extraordinary items and (ii)any equity interests of Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

                  "Consolidated Net Worth" means, at any time, Stockholders' Equity as set forth or reflected on the most recent consolidated balance sheet of Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

                  "Consolidated Operating Profits" means, for any period, the Operating Profits of Borrower and its Consolidated Subsidiaries.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of Borrower in its consolidated financial statements as of such date.

                  "Consolidated Total Assets" means, at any time, the total assets of Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

                  "Cost of Goods Sold" means, for any Fiscal Quarter, the consolidated cost of goods sold of Borrower and its Consolidated Subsidiaries for such Fiscal Quarter. In determining Cost of Goods Sold for any period, (i) any Consolidated Subsidiary acquired during such period by Borrower or any other Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire period and (ii) any amounts which would be included in a determination of Cost of Goods Sold for such period with respect to assets acquired during such period by Borrower or any Consolidated Subsidiary shall be included in the determination of Cost of Goods Sold for such period and the amount thereof shall be calculated on a pro forma, historical basis as if such assets had been acquired by Borrower or such Consolidated Subsidiary prior to the first day of such period.

                  "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts drawn under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation),
(vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument with an expiration date more than one year from such date, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all Debt of others Guaranteed by such Person, and
(x) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging agreements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any).

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

                  "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

                  "Depreciation" means for any period the sum of all depreciation expenses of Borrower and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

                  "Dividends" means for any period the sum of all dividends paid or declared during such period in respect of any Capital Stock and Redeemable Preferred Stock (other than dividends paid or payable in the form of additional Capital Stock).

                  "Dollars" or "$" means dollars in lawful currency of the United States of America.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Alabama are authorized or required by law to close.

                  "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                  "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of Borrower or any Subsidiary required by any Environmental Requirement.

                  "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

                  "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                  "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                  "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                  "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                  "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Euro-Dollar Loan" means a Loan which bears or is to bear interest at a rate based upon the London Interbank Offered Rate.

                  "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.06(c).

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Facility Fee Determination Date" has the meaning set forth in
Section 2.07(a).

                  "Facility Fee Payment Date" means each March 31, June 30, September 30 and December 31.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Bank on such day on such transactions as determined by Bank.

                  "First Anniversary Date" means March ___, 2003.

                  "Fiscal Quarter" means any fiscal quarter of Borrower.

                  "Fiscal Year" means any fiscal year of Borrower.

                  "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i)to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii)entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss.6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any "hazardous substance", "pollutant" or "contaminant", as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof,
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                  "Income Available for Fixed Charges" for any period means the sum of (i) Consolidated Net Income, (ii) taxes on income, (iii) Consolidated Fixed Charges, (iv) Depreciation, (v) amortization expenses and (vi) LIFO Charges, all determined with respect to Borrower and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP.

                  "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period (subject to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause(c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                  (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

         (2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

                  (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                  (b) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

         (3) with respect to each Money Market Borrowing, the period commencing on the date of such Borrowing and ending 7 to 180 days thereafter, as Borrower may indicate in the applicable Money Market Quote Request; provided that:

                  (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                  (b) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

                  "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

                  "Lending Office" means Bank's office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as Bank may hereafter designate as its Lending Office by notice to Borrower.

                  "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, servitude or encumbrance of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement (excluding consignment sales), capital lease or other title retention agreement relating to such asset.

                  "LIFO Charges" means deductions from Net Income of Borrower or any of its Consolidated Subsidiaries because of LIFO accounting methods.

                  "Loan" means a Syndicated Loan or a Money Market Loan and "Loans" means Syndicated Loans or Money Market Loans, or any or all of them, as the context shall require.

                  "Loan Documents" means this Agreement, the Notes, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or supplemented from time to time.

                  "London Interbank Offered Rate" has the meaning set forth in
Section 2.06(c).

                  "Margin Stock" means "margin stock" as defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of
(a) the financial condition, operations, business, properties or prospects of Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of Bank under the Loan Documents, or the ability of Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

                  "Money Market Loan" means a Loan which bears or is to bear interest at a Money Market Rate.

                  "Money Market Note" means a promissory note of Borrower, substantially in the form of Exhibit B hereto, evidencing the obligation of Borrower to repay the Money Market Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Money Market Quote" means an offer by Bank to make a Money Market Loan in accordance with Section 2.03(c).

                  "Money Market Quote Request" has the meaning set forth in
Section 2.03(b).

                  "Money Market Rate" has the meaning set forth in Section 2.03(c)(ii)(C).

                  "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

                  "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

                  "Net Proceeds of Capital Stock/Conversion of Debt" means any and all proceeds (whether cash or non-cash) or other consideration received by Borrower or a Consolidated Subsidiary in respect of the issuance of Capital Stock (including, without limitation, the aggregate amount of any and all Debt converted into Capital Stock), after deducting therefrom all reasonable and customary costs and expenses incurred by Borrower or such Consolidated Subsidiary directly in connection with the issuance of such Capital Stock.

                  "Note" means the Syndicated Note or the Money Market Note and "Notes" means the Syndicated Note and the Money Market Note, or any or all of them, as the context shall require.

                  "Notice of Borrowing" has the meaning set forth in Section
2.02.

                  "Officer's Certificate" has the meaning set forth in Section 3.01(f).

                  "Operating Profits" means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

                  "Participant" has the meaning set forth in Section 9.07(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Acquisition" means the acquisition of shares of capital stock of any Person by Borrower or any Subsidiary of Borrower if: (A) immediately after giving effect to such acquisition (i) such Person is a Consolidated Subsidiary; (ii) Borrower controls such Person directly or indirectly through a Subsidiary; and (iii) no Default shall have occurred and be continuing; (B) the line or lines of business engaged in by such Person are substantially the same as the lines of business engaged in by Borrower and its Subsidiaries on the Closing Date; (C) such acquisition is made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired; and (D) the aggregate amount of acquisitions made in any Fiscal Year shall not exceed $20,000,000.

                  "Permitted Investments" means:

         (1) direct obligations of, or obligations the payment of which is guaranteed by, the United States of America or an interest in any trust or fund that invests solely in such obligations or repurchase agreements, properly secured, with respect to such obligations;

         (2) direct obligations of agencies or instrumentalities of the United States of America having a rating of A or higher by Standard & Poor's or A2 or higher by Moody's Investors Service, Inc.;

         (3) a certificate of deposit or eligible banker's acceptances issued by, or other interest-bearing deposits with, a bank having its principal place of business in the United States of America and having equity capital of not less than $250,000,000;

         (4) a certificate of deposit by, or other interest-bearing deposits with, any other bank organized under the laws of the United States of America or any state thereof, provided that such deposit is either (i) insured by the Federal Deposit Insurance Corporation or (ii) properly secured by such bank by pledging direct obligations of the United States of America having a market value not less than the face amount of such deposits;

         (5) the capital stock of and partnership interests in, and loans made by Borrower to Subsidiaries;

         (6) prime commercial paper maturing within 270 days of the acquisition thereof and, at the time of acquisition, having a rating of A-1 or higher by Standard & Poor's, or P-1 or higher by Moody's Investors Service, Inc.;

         (7) repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year, in each case having a rating, or that is the full recourse obligation of a person whose senior debt is rated, A or higher by Standard & Poor's or A2 or higher by Moody's Investors Service, Inc.; and

         (8) any other investment having a rating of A or higher or A-1 or higher by Standard & Poor's or A2 or higher of P-1 or higher by Moody's Investors Service, Inc.

                  "Permitted Liens"  means:

         (1) taxes, assessments and other governmental charges that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued;

         (2) mechanics', materialmen's, contractor's liens or liens arising in the ordinary course of business, securing obligations that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued;

         (3) restrictions, exceptions, reservations, easements, conditions, limitations and other matters of record other than Liens that do not have a materially adverse effect on the value or utility of the property;

         (4) Liens in favor of Bank, if any, for the benefit of Bank under this Agreement;

         (5) Liens and other matters approved in writing by Bank; and

         (6) Liens in favor of landlords, the amount secured by which landlords' Liens, in the aggregate, could not reasonably be expected to have or cause a Material Adverse Effect.

                  "Person" means an individual, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

                  "Prime Rate" refers to that interest rate so denominated and set by Bank from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Bank. Bank lends at interest rates above and below the Prime Rate.

                  "Properties" means all real property owned, leased or otherwise used or occupied by Borrower or any Subsidiary, wherever located.

                  "Quotation Date" has the meaning set forth in Section 2.03(b).

                  "Rate Determination Date" has the meaning set forth in Section 2.06(a).

                  "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                  "Reported Net Income" means, for any period, the Net Income of Borrower and its Consolidated Subsidiaries determined on a consolidated basis.

                  "Second Anniversary Date" means March ___, 2004.

                  "Stockholders' Equity" means, at any time, the shareholders' equity of Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of Borrower or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

                  "Syndicated Loan" means a Base Rate Loan or a Euro-Dollar Loan and Syndicated Loans means Base Rate Loans or Euro-Dollar Loans, or any or all of them, as the context shall require.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Borrower.

                  "Syndicated Note" means the promissory note of Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of Borrower to repay the Syndicated Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Taxes" has the meaning set forth in Section 2.12(c).

                  "Termination Date" means March ___, 2005, or if such date is extended pursuant to Section 2.05(b), the date to which extended; provided that in no event shall the Termination Date be extended to a date later than March ___, 2007.

                  "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of Borrower's business and on a temporary basis.

                  "Total Unused Commitment" means at any date, an amount equal to (i) the Commitment at such time, less (ii) the aggregate outstanding principal amount of the Loans at such time.

                  "Transferee" has the meaning set forth in Section 9.07(d).

                  "Union Planters/Bancorp South Credit Agreement" means the Credit Agreement constituting a part of the Union Planters/Bancorp South Loan Documents.

                  "Union Planters/Bancorp South Debt" means the Debt of Borrower owing under the Union Planters/Bancorp South Loan Documents.

                  "Union Planters/Bancorp South Loan Documents" means those documents set forth on Schedule 1 attached hereto.

                  "Unused Commitment" means at any date, an amount equal to the Commitment less the aggregate outstanding principal amount of the Loans.

                  "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by Borrower.

                  SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of Borrower and its Consolidated Subsidiaries delivered to Bank, unless with respect to any such change concurred in by Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) Bank shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

                  SECTION 1.03. Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

                  SECTION 1.04. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

                  SECTION 1.05. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", and "Sections" are references to articles, exhibits, schedules and sections hereof.

                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01. Commitment to Make Syndicated Loans. Bank agrees, on the terms and conditions set forth herein, to make Syndicated Loans to Borrower from time to time before the Termination Date; provided that, immediately after each such Syndicated Loan is made, the aggregate outstanding principal amount of Syndicated Loans by Bank shall not exceed the amount of its Commitment; provided further that the aggregate principal amount of all Syndicated Loans, together with the aggregate principal amount of all Money Market Loans, shall not exceed the aggregate amount of the Commitment of Bank at such time. Each Syndicated Borrowing under this Section shall be in an aggregate principal amount of $2,500,000 or any larger multiple of $500,000 (except that any such Syndicated Borrowing may be in the aggregate amount of the Unused Commitment), and shall, unless otherwise consented to by Bank, be equal to the total Syndicated Loans made under Article II of the Union Planters/Bancorp South Credit Agreement. Within the foregoing limits, Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.10, prepay Syndicated Loans and reborrow under this Section at any time before the Termination Date. Borrower and Bank acknowledge and agree that it is their intent that the Syndicated Loans be made ratably among the several lenders parties to this Agreement and the Union Planters/Bancorp South Credit Agreement in proportion to their commitments to make Syndicated Loans hereunder and thereunder.

                  SECTION 2.02. Method of Borrowing Syndicated Loans. (a) Borrower shall give Bank notice in the form attached hereto as Exhibit J (a "Notice of Borrowing") prior to 11:00 A.M. (Birmingham, Alabama time) on or before the day of each Base Rate Borrowing and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

                  (i) the date of such Syndicated Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (ii) the aggregate amount of such Syndicated Borrowing,

                  (iii) whether the Syndicated Loans comprising such Syndicated Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

                  (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

A Notice of Borrowing may be submitted by Borrower no more frequently than 3 times in each calendar week.

                  (b) Not later than 1:00 P.M. (Birmingham, Alabama time) on the date of each Syndicated Borrowing, Bank shall (except as provided in subsection
(c) of this Section) make available such Syndicated Borrowing, in Federal or other funds immediately available in Birmingham, Alabama, to Borrower at its address referred to in or specified pursuant to Section 9.01, unless Bank determines that any applicable condition specified in Article III has not been satisfied.
                  (c) If Bank makes a new Syndicated Loan hereunder on a day on which Borrower is to repay all or any part of an outstanding Syndicated Loan from Bank, Bank shall apply the proceeds of its new Syndicated Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by Bank as provided in subsection (c) of this Section, or remitted by Borrower to Bank as provided in Section 2.12, as the case may be.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived in writing.

                  (e) In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Loans shall be made as Base Rate Loans. If Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and Borrower fails to repay such Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Loans mature in an amount equal to the principal amount of the Loans so maturing, and the Loans comprising such new Borrowing shall be Base Rate Loans.

                  (f) Notwithstanding anything to the contrary contained herein,
(i) there shall not be more than 8 different Interest Periods outstanding at the same time (for which purpose Interest Periods described in different numbered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous) and (ii) the proceeds of any Base Rate Borrowing shall be applied first to repay the unpaid principal amount of all Base Rate Loans (if any) outstanding immediately before such Base Rate Borrowing.

                  SECTION 2.03. Money Market Loans. (a) In addition to making Syndicated Borrowings, Borrower may, as set forth in this Section, request Bank to make offers to make Money Market Loans to Borrower. Bank may, but shall have no obligation to, make such offers and Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section, provided that:

                  (i) there may be no more than 8 different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different numbered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); and

                  (ii) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the Commitment at such time.

                  (b) When Borrower wishes to request an offer to make Money Market Loans, it shall give Bank notice substantially in the form of Exhibit D hereto (a "Money Market Quote Request") so as to be received no later than 11:00 A.M. (Birmingham, Alabama time) on the second Domestic Business Day prior to the date of the Money Market Borrowing proposed therein (or such other time and date as Borrower and Bank may agree), specifying:

                  (i) the proposed date of such Money Market Borrowing, which shall be a Domestic Business Day (the "Quotation Date");

                  (ii) the aggregate amount of such Money Market Borrowing, which shall be at least $1,000,000 (and in larger multiples of $100,000) but shall not cause the limits specified in Section 2.03(a) to be violated; and

                  (iii) the duration of the Interest Period applicable thereto, which shall be 7 to 180 days.

                  Borrower may request offers to make Money Market Loans for up to two different Interest Periods in a single Money Market Quote Request; provided that the request for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate Money Market Borrowing. Except as otherwise provided in the immediately preceding sentence, Borrower shall not deliver a Money Market Quote Request more frequently than once in any period of 5 consecutive Domestic Business Days.

                  (c) (i) Bank may, but shall have no obligation to, submit a Money Market Quote containing an offer to make a Money Market Loan in response to any Money Market Quote Request; provided that, if Borrower's request under
Section 2.03(b) specified more than one Interest Period, Bank may, but shall have no obligation to, make a single submission containing a separate offer for each such Interest Period and each such separate offer shall be deemed to be a separate Money Market Quote. Each Money Market Quote must be submitted to Borrower not later than 10:00 A.M. (Birmingham, Alabama time) on the Quotation Date (or such other time and date as Borrower and Bank may agree). Subject to
Section 6.01, any Money Market Quote so made shall be irrevocable except with the written consent of Bank.

                  (ii) Each Money Market Quote shall be in substantially the form of Exhibit E hereto and shall specify:

                           (A) the proposed date of the Money Market Borrowing and the duration of the Interest Period therefor, which shall be 7 to 180 days;

                           (B) the maximum principal amount of the Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period, which principal amount (x) may be greater than or less than the Commitment of the quoting Bank, (y) shall be at least $5,000,000 or a larger multiple of $1,000,000, and
                           (z) may not exceed the principal amount of the Money Market Borrowing for which offers were requested;

                           (C) the rate of interest per annum (rounded, if necessary, to the nearest 1/100th of 1%) (the "Money Market Rate") offered for each such Money Market Loan; and

                           (D)      the identity of the quoting Bank.

Unless otherwise agreed by Bank and Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request (other than setting forth the maximum principal amount of the Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period).

                  (d) Not later than 11:00 A.M. (Birmingham, Alabama time) on the Quotation Date (or such other time and date as Borrower and Bank may agree), Borrower shall notify Bank of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(c). In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. Borrower may accept any Money Market Quote in whole or in part (provided that any Money Market Quote accepted in part from Bank shall not be less than the amount set forth in the Money Market Quote of Bank as the minimum principal amount of the Money Market Loan Bank was willing to make for the applicable Interest Period); provided that:

                  (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

                  (ii) the aggregate principal amount of each Money Market Borrowing shall be at least $1,000,000 (and in larger multiples of $100,000) but shall not cause the limits specified in Section 2.03(a) to be violated;

                  (iii) acceptance of offers may only be made in ascending order of Money Market Rates; and

                  (iv) Borrower may not accept any offer that fails to comply with Section 2.03(c)(ii) or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a)).

If offers are made by Bank and the lenders under the Union Planters/Bancorp South Loan Documents with the same Money Market Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by Borrower among Bank and such lenders as nearly as possible (in multiples of $100,000) in proportion to the aggregate principal amount of such offers. Determinations by Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                  (e) If Bank's offer to make any Money Market Loan has been accepted, Bank shall, not later than 1:00 P.M. (Birmingham, Alabama time) on the Quotation Date, make the amount of such Loan available to Borrower on such date by depositing the same, in immediately available funds, in an account of Borrower as directed by Borrower. Borrower shall notify Bank by 3:00 p.m. (Birmingham, Alabama time) in the form attached hereto as Exhibit K.

                  SECTION 2.04. Notes. (a) The Syndicated Loans shall be evidenced by a single Syndicated Note payable to the order of Bank for the account of its Lending Office in an amount equal to the original principal amount of the Commitment.

                  (b) The Money Market Loans shall be evidenced by a single Money Market Note payable to the order of Bank for the account of its Lending Office.

                  (c) Bank shall record, and prior to any transfer of its Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by Borrower with respect thereto and whether, in the case of Bank's Syndicated Note, such Syndicated Loan is a Base Rate Loan or Euro-Dollar Loan, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on Bank's Notes; provided that the failure of Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of Borrower hereunder or under the Notes or the ability of Bank to assign its Notes. Bank is hereby irrevocably authorized by Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

                  SECTION 2.05. Maturity of Loans. (a) Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                  (b) Borrower shall have the right, on the First Anniversary Date and the Second Anniversary Date, to request an extension of the Termination Date for a period of one year each, on the terms and conditions set forth in this paragraph. Upon written request of Borrower, which shall be made in writing and delivered to Bank on a Domestic Business Day no fewer than 60 days prior to the applicable Anniversary Date, Bank in its sole and absolute discretion may (but shall not be obligated to) extend the then effective Termination Date for a period of one year. The terms of any extension of the Termination Date shall be independently negotiated between Borrower and Bank at the time of the extension request, provided that the terms of the extension may be the same as those in effect prior to any extension should Borrower and Bank so agree; provided, further, that should the terms of the extension be other than those in effect prior to the extension, then the Loan Documents shall be amended to the extent necessary to incorporate any such different terms. In the event that Bank chooses to extend the Termination Date for such a one year period, notice shall be given by Bank to Borrower not more than 30, nor fewer than 15, days prior to the applicable Anniversary Date.

                  SECTION 2.06. Interest Rates. (a) "Applicable Margin" shall be determined quarterly based upon the ratio of Income Available for Fixed Charges to Consolidated Fixed Charges (calculated as of the last day of each Fiscal Quarter for the period of 4 consecutive Fiscal Quarters then ended), as follows:


          Ratio of Income Available for
                Fixed Charges to                       Base Rate Loans                 Euro-Dollar Loans
           Consolidated Fixed Charges                  ---------------                 -----------------
          -----------------------------
Equal to or greater than 1.65                                 0%                            .80%

Equal to or greater than 1.50                                 0%                           1.00%
But less than 1.65

Less than 1.50                                                0%                           1.20%

The Applicable Margin shall be determined effective as of the date (herein, the "Rate Determination Date") which is 45 days after the last day of the Fiscal Quarter as of the end of which the foregoing ratio is being determined, based on the quarterly financial statements for such Fiscal Quarter, and the Applicable Margin so determined shall remain effective from such Rate Determination Date until the date which is 45 days after the last day of the Fiscal Quarter in which such Rate Determination Date falls (which latter date shall be a new Rate Determination Date); provided that (i) for the period from and including the Closing Date to but excluding the Rate Determination Date next following the Closing Date, the Applicable Margin shall be (A) 0% for Base Rate Loans, and (B) 1.00% for Euro-Dollar Loans, (ii) in the case of any Applicable Margin determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Rate Determination Date shall be the date which is 90 days after the last day of such final Fiscal Quarter and such Applicable Margin shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Rate Determination Date Borrower shall have failed to deliver to Bank the financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) with respect to the Fiscal Year or Fiscal Quarter, as the case may be, most recently ended prior to such Rate Determination Date, then for the period beginning on such Rate Determination Date and ending on the earlier of (A) the date on which Borrower shall deliver to Bank the financial statements to be delivered pursuant to
Section 5.01(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, or (B) the date on which Borrower shall deliver to Bank annual financial statements required to be delivered pursuant to Section 5.01(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Margin shall be determined as if the ratio of Income Available for Fixed Charges to Consolidated Fixed Charges was less than 1.50 at all times during such period. Any change in the Applicable Margin on any Rate Determination Date shall result in a corresponding change, effective on and as of such Rate Determination Date, in the interest rate applicable to each Syndicated Loan outstanding on such Rate Determination Date; provided, that: (i) for Euro-Dollar Loans, changes in Applicable Margin shall only be effective for Interest Periods commencing on or after such Rate Determination Date; and (ii) no Applicable Margin shall be decreased pursuant to this Section 2.06 if a Default is in existence on such Rate Determination Date.

                  (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period; provided that if any Euro-Dollar Loan shall, as a result of clause (1)(c) of the definition of Interest Period, have an Interest Period of less than one month, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i)the applicable London Interbank Offered Rate for such Interest Period by (ii)1.00 minus the Euro-Dollar Reserve Percentage.

                  The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan the rate per annum determined on the basis of the rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rate appears on the display designated as Page "3750" of the Telerate Service (or such other page as may replace page 3750 of that service or such other service or services as may be nominated by the British Banker's Association for the purpose of displaying London Interbank Offered Rates for U.S. dollar deposits) determined as of 1:00 p.m. New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period.

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of Bank to United States residents).

The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                  (d) Each Money Market Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Rate for such Loan quoted by Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for such Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  (e) Bank shall determine each interest rate applicable to the Loans hereunder. Bank shall give prompt notice to Borrower by telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (f) After the occurrence and during the continuance of a Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) shall bear interest at the Default Rate.

                  SECTION 2.07. Fees. Borrower shall pay to Bank a facility fee equal to the product of (i) the aggregate of the daily average amounts of the Commitment, times (ii) a per annum percentage equal to the Applicable Facility Fee Rate. Such facility fee shall accrue from and including the Closing Date to and including the Termination Date. Facility fees shall be payable quarterly in arrears on the first Facility Fee Payment Date following each Facility Fee Determination Date and on the Termination Date; provided that should the Commitment be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid facility fee shall be paid on the date of such termination. The "Applicable Facility Fee Rate" shall be determined quarterly based upon the ratio of Income Available for Fixed Charges to Consolidated Fixed Charges (calculated as of the last day of each Fiscal Quarter for the period of 4 consecutive Fiscal Quarters then ended) as follows:


        Ratio of Income Available for Fixed Charges
              To Consolidated Fixed Charges                              Applicable Facility Fee Rate
        -------------------------------------------                      -----------------------------
Equal to or greater than 1.65                                                       .20%

Equal to or greater than 1.50                                                       .25%
But less than 1.65

Less than 1.50                                                                      .30%

The Applicable Facility Fee Rate shall be determined effective as of the date (herein, the "Facility Fee Determination Date") which is 45 days after the last day of the Fiscal Quarter as of the end of which the foregoing ratio is being determined, based on the quarterly financial statements for such Fiscal Quarter, and the Applicable Facility Fee Rate so determined shall remain effective from such Facility Fee Determination Date until the date which is 45 days after the last day of the Fiscal Quarter in which such Facility Fee Determination Date falls (which latter date shall be a new Facility Fee Determination Date); provided that (i) for the period from and including the Closing Date to but excluding the Facility Fee Determination Date next following the Closing Date, the Applicable Facility Fee Rate shall be .25%; (ii) in the case of any Applicable Facility Fee Rate determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Facility Fee Determination Date shall be the date which is 90 days after the last day of such final Fiscal Quarter and such Applicable Facility Fee Rate shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Facility Fee Determination Date Borrower shall have failed to deliver to Bank the financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) with respect to the Fiscal Year or Fiscal Quarter, as the case may be, most recently ended prior to such Facility Fee Determination Date, then for the period beginning on such Facility Fee Determination Date and ending on the earlier of (A) the date on which Borrower shall deliver to Bank the financial statements to be delivered pursuant to Section 5.01(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, and (B) the date on which Borrower shall deliver to Bank annual financial statements required to be delivered pursuant to Section 5.01(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Facility Fee Rate shall be determined as if the ratio of Income Available for Fixed Charges to Consolidated Fixed Charges was less than 1.50 at all times during such period; provided that the Applicable Facility Fee Rate shall not be decreased on any Facility Fee Determination Date pursuant to this Section 2.07 if a Default is in existence on such Facility Fee Determination Date.

                  SECTION 2.08. Optional Termination or Reduction of Commitment. Borrower may, upon at least 3 Domestic Business Days' notice to Bank, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $1,000,000 or any larger multiple of $100,000, the Commitment; provided, however, no such termination or reduction shall be in an amount greater than the Total Unused Commitment on the date of such termination or reduction. If the Commitment is terminated in its entirety, all accrued fees (as provided under Section 2.07) shall be payable on the effective date of such termination.

                  SECTION 2.09. Mandatory Termination of Commitment. The Commitment shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                  SECTION 2.10. Optional Prepayments. (a) Borrower may, upon at least 1 Domestic Business Day's notice to Bank, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000, or any larger multiple of $100,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

                  (b) Except as provided in Section 8.02, Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan or any Money Market Loan prior to the last day of an Interest Period applicable thereto.

                  SECTION 2.11. Mandatory Prepayments. On each date on which the Commitment is reduced or terminated pursuant to Section 2.08 or Section 2.09, Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amounts due under Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitment as then reduced or terminated. Each such payment or prepayment shall be applied first to Syndicated Loans outstanding on the date of such prepayment (in direct order of maturity) and then, to the extent necessary, to Money Market Loans outstanding on the date of such prepayment (in direct order of maturity).

                  SECTION 2.12. General Provisions as to Payments. (a) Borrower shall make each payment of principal of, and interest on, the Loans and of facility fees hereunder, not later than 11:00 A.M. (Birmingham, Alabama time) on the date when due, in Federal or other funds immediately available in Birmingham, Alabama, to Bank at its address referred to in Section 9.01.

                  (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or the Money Market Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  (c) All payments of principal, interest and fees and all other amounts to be made by Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Bank is organized or any political subdivision thereof and, in the case of Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to Bank additional amounts as may be necessary in order that the amount received by Bank after the required withholding or other payment shall equal the amount Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect of any Loan or fee relating thereto, Borrower shall furnish Bank, at Bank's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to Bank, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, Borrower hereby agrees to compensate Bank for, and indemnify them with respect to, the tax consequences of Borrower's failure to provide evidence of tax payments or tax exemption.

                  In the event Bank receives a refund of any Taxes paid by Borrower pursuant to this Section 2.12, it will pay to Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, Borrower shall promptly repay to it the amount of such refund.

                  Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this
Section 2.12 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

                  SECTION 2.13. Computation of Interest and Fees. Interest on Base Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans and interest on Money Market Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Facility fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                   ARTICLE III

                            CONDITIONS TO BORROWINGS

                  SECTION 3.01. Conditions to First Borrowing. The obligation of Bank to make a Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and the following additional conditions:

                  (a) receipt by Bank of a duly executed counterpart of this Agreement signed by all parties;

                  (b) receipt by Bank of a duly executed Syndicated Note and a duly executed Money Market Note for the account of Bank complying with the provisions of Section 2.04;

                  (c) receipt by Bank of an opinion (together with any opinions of local counsel relied on therein) of Baker, Donelson, Bearman & Caldwell, P.C., counsel for Borrower, dated as of the Closing Date, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as Bank may reasonably request;

                  (d) receipt by Bank of a certificate (the "Closing Certificate"), dated the date of the first Borrowing, substantially in the form of Exhibit F hereto, signed by a principal financial officer of Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of Borrower contained in Article IV are true on and as of the date of the first Borrowing hereunder;

                  (e) receipt by Bank of all documents which Bank may reasonably request relating to the existence of Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to Bank, including without limitation a certificate of incumbency of Borrower (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of Borrower, substantially in the form of Exhibit G hereto, certifying as to the names, true signatures and incumbency of the officer or officers of Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) Borrower's Certificate of Incorporation, (ii) Borrower's Bylaws,
(iii) a certificate of the Secretary of State of the State of Delaware as to the good standing of Borrower as a Delaware corporation, and (iv) the action taken by the Board of Directors of Borrower authorizing Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which Borrower is a party;

                  (f) receipt by Bank of a Notice of Borrowing (in the case of a Syndicated Borrowing) or of a Money Market Quote Request (in the case of a Money Market Borrowing); and

                  (g) receipt by Bank of such other documents or items as Bank or its counsel may reasonably request.

                  SECTION 3.02. Conditions to All Borrowings. The obligation of Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

                  (a) either (i) receipt by Bank of Notice of Borrowing as required by Section 2.02 (if such Borrowing is a Syndicated Borrowing), or (ii) compliance with the provisions of Section 2.03 (if such Borrowing is a Money Market Borrowing);

                  (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

                  (c) the fact that the representations and warranties of Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing; and

                  (d) the fact that, immediately after such Borrowing (i) the aggregate outstanding principal amount of the Syndicated Loans of Bank will not exceed the amount of its Commitment, and (ii) the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitment of Bank as of such date.

Each Borrowing hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in clauses (b), (c) and (d) of this Section; provided that such Borrowing shall not be deemed to be such a representation and warranty to the effect set forth in Section 4.04(b) as to any event, act or condition having a Material Adverse Effect which has theretofore been disclosed in writing by Borrower to Bank if the aggregate outstanding principal amount of the Loans immediately after such Borrowing will not exceed the aggregate outstanding principal amount thereof immediately before such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants that:

                  SECTION 4.01. Corporate Existence and Power. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary (except where the failure to be so qualified could not reasonably be expected to have or cause a Material Adverse Effect), and has all corporate powers and all governmental licenses, authorizations, consents and approvals (collectively, "Permits") required to carry on its business as now conducted (except such Permits the absence of which could not reasonably be expected to have or cause a Material Adverse Effect).

                  SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by Borrower of this Agreement, the Notes and the other Loan Documents (i) are within Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of Borrower or any of its Subsidiaries.

                  SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

                  SECTION 4.04. Financial Information. (a) The consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of January 28, 2001, and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Price Waterhouse LLP, copies of which have been delivered to Bank, and the unaudited consolidated financial statements of Borrower for the interim period ended October 28, 2001, copies of which have been delivered to Bank, fairly present, in conformity with GAAP, the consolidated financial position of Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

                  (b) Since January 28, 2001, there has been no event, act, condition or occurrence having a Material Adverse Effect.

                  SECTION 4.05. Litigation. There is no action, suit or proceeding pending, or to the knowledge of Borrower threatened, against or affecting Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of, or could impair the ability of Borrower to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

                  SECTION 4.06. Compliance with ERISA. (a) Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

                  (b) Neither Borrower nor any member of the Controlled Group is or has in the past 10 years been obligated to contribute to any Multiemployer Plan.

                  SECTION 4.07. Taxes. There have been filed on behalf of Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of Borrower or any Subsidiary have been paid (except for such taxes the payment of which state being contested by Borrower or such Subsidiary in good faith pursuant to appropriate proceedings and with respect to which Borrower has established adequate reserves in accordance with GAAP). The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of Borrower, adequate. United States income tax returns of Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended February 2, 1997.

                  SECTION 4.08. Subsidiaries. Each of Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary (except where the failure to be so qualified could not reasonably be expected to have or cause a Material Adverse Effect), and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Borrower has no Subsidiaries except those Subsidiaries listed on Schedule 4.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.

                  SECTION 4.09. Not an Investment Company. Neither Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 4.10 Public Utility Holding Company Act. Neither Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         SECTION 4.11. Ownership of Property; Liens. Each of Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.09.

         SECTION 4.12. No Default. Neither Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         SECTION 4.13. Full Disclosure. All information heretofore furnished by Borrower to Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by Borrower to Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. Borrower has disclosed to Bank in writing any and all facts which could reasonably be expected to have or cause a Material Adverse Effect.

         SECTION 4.14. Environmental Matters. (a) Neither Borrower nor any Subsidiary is subject to any Environmental Liability which could reasonably be expected to have or cause a Material Adverse Effect and neither Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. ss.300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

         No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, and managed or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

         (c) Borrower, and each of its Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and Borrower's, and each of its Subsidiary's and Affiliate's, respective businesses.

         SECTION 4.15. Compliance with Laws. Borrower and each Subsidiary is in compliance with all applicable laws, including, without limitation, all Environmental Laws, except where any failure to comply with any such laws could not reasonably be expected to have or cause, alone or in the aggregate, a Material Adverse Effect.

         SECTION 4.16. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of Borrower's Wholly Owned Subsidiaries are owned by Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by Borrower free and clear of any Lien or adverse claim.

         SECTION 4.17. Margin Stock. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

         SECTION 4.18. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, Borrower will not be "insolvent," within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

         SECTION 4.19 Insurance. Borrower maintains and each Subsidiary maintains (either in the name of Borrower or in such Subsidiary's own name), with financially secure and reputable insurance companies, insurance on all its Properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                                    ARTICLE V

                                    COVENANTS

         Borrower agrees that, so long as Bank has the Commitment hereunder or any amount payable under any Note remains unpaid:

         SECTION 5.01. Information. Borrower will deliver to Bank:

         (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Price Waterhouse Coopers LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to Bank;

         (b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of Borrower;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit H (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of Borrower (i) setting forth in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of Sections 5.03 through 5.06, inclusive, Section 5.08 and Section 5.12 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

         (d) within 5 Domestic Business Days after Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of Borrower setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

         (e) promptly upon the mailing thereof to the shareholders of Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

         (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which Borrower shall have filed with the Securities and Exchange Commission;

         (g) if and when Borrower or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii)receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii)receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

         (h) promptly after Borrower knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against Borrower and/or any Subsidiary for $1,000,000 or more in excess of amounts covered in full by applicable insurance; and

         (i) from time to time such additional information regarding the financial position or business of Borrower and its Subsidiaries as Bank may reasonably request.

         SECTION 5.02. Inspection of Property, Books and Records. Borrower will
(i) keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and will cause each Subsidiary to permit, representatives of Bank, at Bank's expense prior to the occurrence of an Event of Default and at Borrower's expense after the occurrence of an Event of Default, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. Borrower agrees to cooperate and assist in such visits and inspections, in each case during regular business hours and as often as may reasonably be desired.

         SECTION 5.03. Ratio of Consolidated Debt to Consolidated EBITDA. As of the end of each Fiscal Quarter, beginning with the Fiscal Quarter ending May 5, 2002, the ratio of Consolidated Debt as of the end of such Fiscal Quarter to Consolidated EBITDA for the period of 4 consecutive Fiscal Quarters then ended shall be less than (a) 2.25 to 1.00, if such Fiscal Quarter is the first Fiscal Quarter or the fourth Fiscal Quarter of a Fiscal Year, or (b) 2.75 to 1.00, if such Fiscal Quarter is the second Fiscal Quarter or the third Fiscal Quarter of a Fiscal Year.

         SECTION 5.04. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than $69,000,000 plus the sum of (i) 25% of the cumulative Reported Net Income of Borrower and its Consolidated Subsidiaries during any period after February 3, 2002 (taken as one accounting period), calculated quarterly but excluding from such calculations of Reported Net Income for purposes of this clause (i) any quarter in which the Consolidated Net Income of Borrower and its Consolidated Subsidiaries is negative, and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after February 3, 2002, calculated quarterly.

         SECTION 5.05. Inventory. As of the last day of each Fiscal Quarter, beginning with the Fiscal Quarter ending February 3, 2002, the product of (a) Average Inventory for such Fiscal Quarter times (b) .25, shall not exceed the Cost of Goods Sold.

         SECTION 5.06. Fixed Charges Coverage. At the end of each Fiscal Quarter, beginning with the Fiscal Quarter ending February 3, 2002, the ratio of Income Available for Fixed Charges for the period of 4 consecutive Fiscal Quarters then ended to Consolidated Fixed Charges for the period of 4 consecutive Fiscal Quarters then ended, shall be greater than 1.50 to 1.00.

         SECTION 5.07. Loans or Advances. Neither Borrower nor any of its Subsidiaries shall make loans or advances to any Person except loans or advances constituting Permitted Investments.

         SECTION 5.08. Investments. Neither Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section 5.07 and except (a) Permitted Investments and (b) other Investments in an aggregate amount not exceeding $500,000.

         SECTION 5.09. Negative Pledge. Neither Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement as described on Schedule 5.09 hereto; and

         (b)      Permitted Liens.

         SECTION 5.10. Maintenance of Existence. Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained except, with respect to a Subsidiary, through corporate reorganization to the extent permitted by Section 5.12.

         SECTION 5.11. Dissolution. Neither Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part, except through corporate reorganization to the extent permitted by Section 5.12.

         SECTION 5.12. Consolidations, Mergers and Sales of Assets. Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (a)Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii)Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b)Subsidiaries of Borrower may merge with one another or with Borrower, and (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding seven Fiscal Quarters, either
(x) constituted more than 10% of Consolidated Total Assets at the end of the eighth Fiscal Quarter immediately preceding such Fiscal Quarter, or (y) contributed more than 10% of Consolidated Operating Profits during the 8 consecutive Fiscal Quarters immediately preceding such Fiscal Quarter.

         SECTION 5.13. Use of Proceeds. No portion of the proceeds of the Loans will be used by Borrower or any Subsidiary (i) in connection with, either directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation (other than Permitted Acquisitions), (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation. The proceeds of the Loans will be used by Borrower exclusively for general corporate purposes.

         SECTION 5.14. Compliance with Laws; Payment of Taxes. Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien (other than a Permitted Lien) against the property of Borrower or any Subsidiary, except liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by Bank, Borrower shall have set up reserves in accordance with GAAP.

         SECTION 5.15. Insurance. Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

         SECTION 5.16. Change in Fiscal Year. Borrower will not change its Fiscal Year without the consent of Bank.

         SECTION 5.17. Maintenance of Property. Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

         SECTION 5.18. Environmental Notices. Borrower shall furnish to Bank prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

         SECTION 5.19. Environmental Matters. Borrower and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

         SECTION 5.20. Environmental Release. Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

         SECTION 5.21. Transactions with Affiliates. Neither Borrower nor any of its Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of Borrower or such Subsidiary (which Affiliate is not Borrower or a Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are fully disclosed to Bank, consent to in writing by Bank, and are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

         SECTION 5.22. Union Planters/Bankcorp South Loan Documents. Borrower will not enter into any amendment or modification of any of the Union Planters/Bancorp South Loan Documents without Bank's prior written consent, and shall promptly delivery to Bank copies of each notice of default or event of default (or any claim of a default or event of default) given as required under the Union Planters/Bancorp South Loan Documents.

         SECTION 5.23. Waiver of Amendments of Union Planters/Bancorp South Loan Documents. Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of the Union Planters/Bancorp South Loan Documents unless Bank shall be informed thereof by Borrower and shall be afforded an opportunity to participate in any discussions relating thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of any Union Planters/Bancorp South Loan Document shall be delivered by Borrower to Bank forthwith following the date on which the same shall have been executed and delivered by the applicable parties. Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Person as consideration for or as an inducement to the entering into by such Person of any waiver or amendment of any of the terms and provisions of the Union Planters/Bancorp South Loan Documents unless the same is consented to by Bank (and as a condition of such consent, Bank may require that similar remuneration be concurrently paid, on the same terms, to Bank).

                                   ARTICLE VI

                                    DEFAULTS

         SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred:

         (a) Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within five Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within five Domestic Business Days after such fee or other amount becomes due; or

         (b) Borrower shall fail to observe or perform any covenant contained in Sections 5.02(ii), 5.03 to 5.13, inclusive, or Section 5.16 or 5.20 or

         (c) Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above) for thirty days after the earlier of
(i) the first day on which Borrower has knowledge of such failure or (ii) written notice thereof has been given to Borrower by Bank; or

         (d) any representation, warranty, certification or statement made or deemed made by Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

         (e) Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding (other than the Notes) in an aggregate principal amount in excess of $2,500,000 when due or within any applicable grace period; or

         (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of Borrower or any Subsidiary in an aggregate principal amount in excess of $2,500,000 or the mandatory prepayment or purchase of such Debt by Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

         (g) Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

         (h) an involuntary case or other proceeding shall be commenced against Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

         (i) Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; or

         (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

         (k) a federal tax lien shall be filed against Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against Borrower or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain unsatisfied and unstayed for a period of 25 days after the date of filing; or

         (l)      (i)      any Person or two or more Persons acting in concert
shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934) of 20% or more of the outstanding shares of the voting stock of Borrower; or (ii) as of any date a majority of the Board of Directors of Borrower consists of individuals who were not either (A) directors of Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

         (m) the occurrence of any event, act or condition which Bank determines either does cause, or has a reasonable probability of causing, a Material Adverse Effect;

         (n) the validity or enforceability of this Agreement or any other Loan Document, or any part thereof, shall be contested by Borrower, or Borrower shall deny that it has any or further liability or obligation hereunder or thereunder; and

         (o) upon the occurrence of a default or event of default (after the expiration of any applicable grace and cure period) under any agreement to which Borrower is a party and pertaining to the repayment of its Debt, including, without limitation, the Union Planters/Bancorp South Debt;

then, and in every such event, Bank may (i) by notice to Borrower terminate the Commitment, and Bank shall be under no obligation to make any further Loans hereunder, and (ii) by notice to Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Notes (together with all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to Borrower, without any notice to Borrower or any other act by Bank, the Commitment shall thereupon automatically terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower. Notwithstanding the foregoing, Bank shall have available to it, and may exercise, all other remedies at law or equity.

                                   ARTICLE VII

                      CHANGE IN CIRCUMSTANCES; COMPENSATION

         SECTION 7.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

         (a) Bank determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

         (b) Bank advises Borrower that the London Interbank Offered Rate as determined by Bank will not adequately and fairly reflect the cost to Bank of funding Euro-Dollar Loans for such Interest Period,

Bank shall forthwith give notice thereof to Borrower, whereupon until Bank notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of Bank to make the Euro-Dollar Loans specified in such notice shall be suspended. Unless Borrower notifies Bank at least 2 Domestic Business Days before the date of any Borrowing of Euro-Dollar Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

         SECTION 7.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans, Bank shall forthwith give notice thereof to Borrower, whereupon until Bank notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to Bank pursuant to this Section, Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of Bank, be otherwise disadvantageous to Bank. If Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of Bank, together with accrued interest thereon and any amount due Bank pursuant to Section 7.05(a). Concurrently with prepaying each such Euro-Dollar Loan, Borrower shall borrow a Base Rate Loan in an equal principal amount from Bank, and Bank shall make such a Base Rate Loan.

         SECTION 7.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

         (i) shall subject Bank (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to Bank (or its

         Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the rate of tax on the overall net income of Bank or its Lending Office imposed by the jurisdiction in which Bank's principal executive office or Lending Office is located); or

         (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, Bank (or its Lending Office); or

         (iii) shall impose on Bank (or its Lending Office) or the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to Bank (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by Bank to be material, then, within 15 days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such increased cost or reduction.

         (b) If Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof, or compliance by Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on Bank's capital as a consequence of its obligations hereunder to a level below that which Bank could have achieved but for such adoption, change or compliance (taking into consideration Bank's policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within 15 days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction.

         (c) Bank will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Bank, be otherwise disadvantageous to Bank. A certificate of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Bank may use any reasonable averaging and attribution methods.

         (d) The provisions of this Section 7.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

         SECTION 7.04. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i)the obligation of Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 7.02, or (ii) Bank has demanded compensation under Section 8.03, and Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to Bank, have elected that the provisions of this Section shall apply to Bank, then, unless and until Bank notifies Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

         (a) all Loans which would otherwise be made by Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans, and

         (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

In the event that Borrower shall elect that the provisions of this Section shall apply to Bank, Borrower shall remain liable for, and shall pay to Bank as provided herein, all amounts due Bank under Section 7.03 in respect of the period preceding the date of conversion of Bank's Loans resulting from Borrower's election.

         SECTION 7.05. Compensation. Upon the request of Bank delivered to Borrower, Borrower shall pay to Bank such amount or amounts as shall compensate Bank for any loss, cost or expense incurred by Bank as a result of:

         (a) any payment or prepayment (pursuant to Section 2.09, Section 2.10, Section 7.02 or otherwise) of a Euro-Dollar Loan or a Money Market Loan on a date other than the last day of an Interest Period for such Euro-Dollar Loan or Money Market Loan, as the case may be;

         (b) any failure by Borrower to prepay a Euro-Dollar Loan or a Money Market Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder;

         (c) any failure by Borrower to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02; or

         (d) any failure by Borrower to borrow a Money Market Loan (with respect to which Borrower has accepted a Money Market Quote) on the date for the Money Market Borrowing of which such Money Market Loan is a part specified in the applicable Money Market Quote Request delivered pursuant to Section 2.03;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over
(y) the amount of interest (as
reasonably determined by Bank) Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market (if such Loan is a Euro-Dollar
Loan).

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective
(i) if given by telecopier, when such telecopy is transmitted to the telecopy number specified in this Section and the telecopy machine used by the sender provides a written confirmation that such telecopy has been so transmitted or receipt of such telecopy transmission is otherwise confirmed, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, and (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to Bank under Article II or Article VII shall not be effective until received.

         SECTION 8.02. No Waivers. No failure or delay by Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 8.03. Expenses; Documentary Taxes; Indemnification. (a) Borrower shall pay (i) all out-of-pocket expenses of Bank, including fees and disbursements of special counsel for Bank, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by Bank, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

         (b) Borrower shall indemnify Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

         (c) Borrower shall indemnify Bank and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by Borrower of the proceeds of any extension of credit by Bank hereunder or breach by Borrower of this Agreement or any other Loan Document or from investigation, litigation (including, without limitation, any actions taken by Bank to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and Borrower shall reimburse Bank and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

         SECTION 8.04. Setoffs. Borrower hereby grants to Bank, as security for the full and punctual payment and performance of the obligations of Borrower under this Agreement, a continuing lien on and security interest in all deposits and other sums credited by or due from Bank to Borrower or subject to withdrawal by Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, Bank may at any time upon or after the occurrence of any Event of Default, and without notice to Borrower, set off the whole or any portion or portions of any or all such deposits and other sums against such obligations, whether or not any other Person or Persons could also withdraw money therefrom.

         SECTION 8.05. Amendments and Waivers. Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Bank.

         SECTION 8.06. [INTENTIONALLY DELETED]

         SECTION 8.07. Successors and Assigns. (a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Borrower may not assign or otherwise transfer any of its rights under this Agreement.

         (b) Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to Bank, any Note held by Bank, the Commitment hereunder or any other interest of Bank hereunder. In the event of any such sale by Bank of a participating interest to a Participant, Bank's obligations under this Agreement shall remain unchanged, Bank shall remain solely responsible for the performance thereof, Bank shall remain the holder of any such Note for all purposes under this Agreement, and Borrower shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations under this Agreement. In no event shall Bank be obligated to a Participant to take or refrain from taking any action hereunder except that Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i)the change of any date fixed for the payment of principal of or interest on the related Loan or Loans, (ii) the change of the amount of any principal or reduce the amount of any interest or fees due on any date fixed for the payment thereof with respect to the related Loan or Loans,
(iii) the change of the principal of the related Loan or Loans, (iv) any reduction in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) commitment fee is payable hereunder from the rate at which the Participant is entitled to receive interest or commitment fee (as the case may be) in respect of such participation, (v)the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any guaranty given to support payment of the Loans. Bank shall, within 10 Domestic Business Days of such sale, provide Borrower with written notification stating that such sale has occurred and identifying the

Participant and the interest purchased by such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Article VII with respect to its participation in Loans outstanding from time to time.

         (c) Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit I, executed by such Assignee and Bank; provided that (i) no interest may be sold by Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of Bank's Commitment, (ii) the amount of the Commitment of Bank being assigned pursuant to such assignment (determined as of the effective date of the assignment) shall be equal to or more than $5,000,000, and (iii) no interest may be sold by Bank pursuant to this paragraph (c) to any Assignee that is not then an Affiliate of Bank without the consent of Borrower, which consent shall not be unreasonably withheld, provided that Borrower's consent shall not be necessary with respect to any assignment made during the existence of a Default or an Event of Default. Upon (A) execution of the Assignment and Acceptance by Bank, such Assignee, and (if applicable) Borrower,
(B) delivery of an executed copy of the Assignment and Acceptance to Borrower,
(C) payment by such Assignee to Bank of an amount equal to the purchase price agreed between Bank and such Assignee, and (D) payment to Bank of a processing and recordation fee of $1,500 (if such Assignee is then an Affiliate of Bank) or $3,500 (if such Assignee is not then an Affiliate of Bank), such Assignee shall for all purposes be a party to this Agreement and shall have all the rights and obligations of a party to this Agreement (including, without limitation, the rights under Section 2.03) to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by Borrower or Bank shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank and Borrower shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Bank. Notwithstanding the foregoing, no such assignment may be made unless Bank and Borrower shall execute such documentation as may be reasonably required and approved by either of them in connection therewith (such approval not to be unreasonably withheld or delayed), including an amendment to this Agreement providing for the appointment of an agent, or an intercreditor agreement.

         (d) Subject to the provisions of Section 8.08, Borrower authorizes Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial and other information in Bank's possession concerning Borrower which has been delivered to Bank by Borrower pursuant to this Agreement or which has been delivered to Bank by Borrower in connection with Bank's credit evaluation prior to entering into this Agreement.

         (e) No Transferee shall be entitled to receive any greater payment under Section 7.03 than Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with Borrower's prior written consent or by reason of the provisions of Section 7.02 or 7.03 requiring Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (f) Anything in this Section 8.07 to the contrary notwithstanding, Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by Borrower to Bank in accordance with the terms of this Agreement shall satisfy Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release Bank from its obligations hereunder.

         SECTION 8.08. Confidentiality. Bank agrees to exercise commercially reasonable efforts to keep any information delivered or made available by Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent Bank from disclosing such information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over Bank, (iii) which has been publicly disclosed, (iv) to the extent reasonably required in connection with any litigation to which Bank or its Affiliates may be a party, (v) to the extent reasonably required in connection with the exercise of any remedy hereunder,
(vi) to Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.08.

         SECTION 8.09. Representation by Bank. Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 8.07, the disposition of the Note or Notes held by Bank shall at all times be within its exclusive control.

         SECTION 8.10. Survival of Certain Obligations. Sections 7.03(a), 7.03(b), 7.05 and 8.03, and the obligations of Borrower thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement and the Commitment and the payment in full of the principal of and interest on all Loans.

         SECTION 8.11. Alabama Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Alabama.

         SECTION 8.12. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

         SECTION 8.13. Interest. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to Bank by Borrower or inadvertently received by Bank, then such excess sum shall be credited as a payment of principal, unless Borrower shall notify Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that Borrower not pay and Bank not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by Borrower under applicable law.

         SECTION 8.14. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         SECTION 8.15. Consent to Jurisdiction. Borrower (a) submits to personal jurisdiction in the State of Alabama, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Alabama for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (c) agrees that service of process may be made upon it in the manner prescribed in Section 8.01 for the giving of notice to Borrower. Nothing herein contained, however, shall prevent Bank from bringing any action or exercising any rights against any security and against Borrower personally, and against any assets of Borrower, within any other state or jurisdiction.

         SECTION 8.16. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                                             HANCOCK FABRICS, INC.



                                             By:                       (SEAL)
                                                -----------------------
                                             Title:
                                                   --------------------

         3406 West Main Street
         Tupelo, Mississippi  38803
         Attention: Bruce D. Smith
         Telecopy number: (601) 842-2834
         Telephone number: (601) 842-2834 (Ext. 112)

                                             SOUTHTRUST BANK



                                             By:                       (SEAL)
                                                -----------------------
                                             Title:
                                                   --------------------

         P.O. Box 2554
         Birmingham, Alabama 35244
         Attention: Regional Corporate Banking Department
         Telecopy number: (205) _________
         Telephone number: (205) 254-5386

                                   SCHEDULE 1

                   Union Planters/Bancorp South Loan Documents

                                  SCHEDULE 4.08

                              Existing Subsidiaries

Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------
HF Enterprises, Inc.                                          Delaware

HF Resources, Inc.                                            Delaware

HF Merchandising, Inc.                                        Delaware

Hancock Fabrics of MI, Inc.                                   Delaware

Hancock Fabrics, LLC                                          Delaware

hancockfabrics.com, Inc.                                      Delaware

Sewing Centers, LLC                                           Delaware

                                  SCHEDULE 5.09

                                 Existing Liens

                                      None

                                    EXHIBIT A

                                 SYNDICATED NOTE

$25,000,000.00                                               Birmingham, Alabama

                                                                 March ___, 2002

         For value received, HANCOCK FABRICS, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of SOUTHTRUST BANK, an Alabama banking corporation (the "Bank"), for the account of its Lending Office, the principal sum of Twenty-Five Million and No/100 Dollars ($25,000,000.00), or such lesser amount as shall equal the unpaid principal amount of each Syndicated Loan made by Bank to Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. Borrower promises to pay interest on the unpaid principal amount of this Syndicated Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of SouthTrust Bank, P.O. Box 2554, Birmingham, Alabama 35290, or such other address as may be specified from time to time pursuant to the Credit Agreement.

         All Syndicated Loans made by Bank, the respective maturities thereof, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by Bank and, prior to any transfer hereof, endorsed by Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of Bank to make, or any error of Bank in making, any such recordation or endorsement shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

         This note is the Syndicated Note referred to in the Credit Agreement dated as of March ___, 2001, between Borrower and Bank (as the same may be amended or modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

         Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

         Borrower agrees, in the event that this note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees.

         IN WITNESS WHEREOF, Borrower has caused this Syndicated Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

                                             HANCOCK FABRICS, INC.



                                             By:                       (SEAL)
                                                -----------------------
                                             Title:
                                                   --------------------


                               Exhibit A - Page 1

                   SYNDICATED LOANS AND PAYMENTS OF PRINCIPAL

          Type                 Amount     Amount of
           of       Interest     of       Principal     Maturity     Notation
Date     Loan(0)     Rate       Loan        Repaid        Date        Made By
----     -------    --------   ------     ---------     --------     --------

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                               Exhibit A - Page 2